Exhibit 99.1

Altra Holdings Reports Third-Quarter Financial Results

Increases Dividend 20% to $0.06 per share for the Fourth Quarter

Company Maintains Guidance for Full-Year 2012

BRAINTREE, Mass., October 25, 2012 — Altra Holdings, Inc. (Nasdaq: AIMC), a leading global supplier of electromechanical power transmission and motion control products, today announced unaudited financial results for the third quarter ended September 29, 2012.

Financial Highlights

•

Third-quarter net sales declined by 1.9% to $174.5 million. Revenues were negatively impacted by declining sales in Europe and a 320 basis point negative foreign currency translation. The Lamiflex acquisition added 0.8% to revenues.

•	Third-quarter income from operations decreased by 1% to $18.4 million, however, operating margin remained at 10.5% of sales.

•	Third-quarter net income was $8.5 million, or $0.32 per diluted share. Non-GAAP adjusted net income in Q3 2012 was $9.1 million or $0.34 per diluted share.*

•	Altra recorded a tax rate of 25% primarily due to favorable changes in tax rates in certain jurisdictions.

•	Redeemed $21 million of our Senior Secured Notes by exercising the 10% call option during the third quarter.

•	Generated approximately $30 million of Cash Flow from Operations during the third quarter.

•	Cash and cash equivalents were $88.1 million at September 30, 2012 compared with $92.5 million at December 31, 2011.

Management Comments

“We performed in line with our expectations in the third quarter,” said Carl Christenson, President and CEO. “We were able to maintain our gross margin at 29.8% and a 10.5% operating margin on a year-over-year basis despite weakness in a variety of end markets and significant foreign exchange headwinds. As a result of continued sluggish demand in Europe, we have begun to take actions in that geography to improve profitability in the coming quarters. These actions, which we expect to accelerate during the next few quarters, include reducing headcount, limiting discretionary spending, moving certain product line manufacturing to low-cost countries, and raising pricing in certain end markets. We continue to see sales growth in North America and Asia.”

Business Outlook

“Looking at the remainder of 2012, we are on track to meet our top and bottom line guidance for the full year and we are optimistic about further success in 2013,” said Christenson. “Given that our 8 1/8 senior secured notes become callable December 1, 2012, and the current strength in the credit markets, we currently are evaluating refinancing options”, continued Christenson.

The Company currently is forecasting sales in the range of $720 to $735 million and non-GAAP adjusted diluted EPS of $1.35 to $1.45 for 2012. Altra now expects its tax rate for the full year to be approximately 32% before discrete items. The Company continues to expect capital expenditures in the range of $30 to $35 million, and depreciation and amortization in the range of $25 to $28 million.*

The Company will host an investor conference call to discuss its unaudited third-quarter financial results today, October 25, 2012, at 10:00 AM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under “Events & Presentations” in the “Investor Relations” section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on October 25, through midnight on November 1, 2012. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (replay ID # 401845). A webcast replay also will be available. at www.altramotion.com.

Altra Holdings, Inc.

Consolidated Statements of Income Data:

	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amounts	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$174,488	$177,853	$554,816	$503,095
Cost of sales	122,477	124,824	390,130	353,821

Gross profit	$52,011	$53,029	$164,686	$149,274
Gross profit as a percent of net sales	29.8%	29.8%	29.7%	29.7%
Selling, general & administrative expenses	30,785	31,577	94,666	84,005
Research and development expenses	2,823	2,801	8,792	7,544

Income from operations	$18,403	$18,651	$61,228	$57,725
Income from operations as a percent of net sales	10.5%	10.5%	11.0%	11.5%
Interest expense, net	6,637	6,698	18,915	18,014
Other non-operating expense (income), net	402	216	1,834	(668)

Income before income taxes	$11,364	$11,737	$40,479	$40,379
Provision (benefit) for income taxes	2,846	(403)	10,836	8,600

Income tax rate	25.0%	-3.4%	26.8%	21.3%
Net income	8,518	12,140	29,643	31,779

Net loss attributable to non-controlling interest	29	—	29	—

Net income attributable to Altra Holdings, Inc.	$8,547	$12,140	$29,672	$31,779

Weighted Average common shares outstanding
Basic	26,675	26,546	26,632	26,508
Diluted	26,708	26,655	26,737	26,712

Net income per share
Basic	$0.32	$0.46	$1.11	$1.20
Diluted	$0.32	$0.46	$1.11	$1.19

Reconciliation of Non-GAAP Adjusted Income From Operations:

Income from operations	$18,403	$18,651	$61,228	$57,725

Amortization of inventory fair value adjustment	122	—	122	581
Acquisition related expenses	32	652	423	2,739

Non-GAAP adjusted income from operations	$18,557	$19,303	$61,773	$61,045

Reconciliation of Non-GAAP Adjusted Net Income:

Net income	$8,547	$12,140	$29,672	$31,779

Amortization of inventory fair value adjustment	122	—	122	581
Acquisition related expenses	32	652	423	2,739
Premium and deferred financing expense and original issue discount eliminated on the redeemed debt	660	545	1,290	545
Tax impact of above adjustments	(240)	(383)	(566)	(1,209)
Tax benefit from discrete items	—	(3,631)	—	(4,221)

Non-GAAP adjusted net income	$9,121	$9,323	$30,941	$30,214

Non-GAAP adjusted diluted earnings per share	$0.34 (1)	$0.35 (2)	$1.16 (3)	$1.14 (4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.5% by the above items

(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 32.2% by the above items

(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.9% by the above items

(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 32.0% by the above items

Consolidated Balance Sheets

In Thousands of Dollars	September 29, 2012	December 31, 2011
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	88,136	92,515
Trade receivables, net	94,513	91,859
Inventories	124,336	125,970
Deferred income taxes	5,840	5,856
Income tax receivable	3,013	7,299
Prepaid expenses and other current assets	6,752	7,141

Total current assets	322,590	330,640
Property, plant and equipment, net	136,645	123,464
Intangible assets, net	78,405	77,108
Goodwill	85,027	83,799
Deferred income taxes	1,497	1,614
Other non-current assets, net	8,191	13,360

Total assets	$632,355	$629,985

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	41,495	52,768
Accrued payroll	20,841	19,734
Accruals and other current liabilities	36,413	28,798
Deferred income taxes	102	118
Current portion of long-term debt	997	688

Total current liabilities	99,848	102,106
Long-term debt, less current portion and net of unaccreted discount	241,614	263,361
Deferred income taxes	36,269	35,798
Pension liabilities	11,213	12,896
Other post retirement benefits	254	296
Long-term taxes payable	1,303	6,227
Other long-term liabilities	743	905
Non-controlling interest	1,298	—
Total stockholders’ equity	239,813	208,396

Total liabilities and stockholders’ equity	$632,355	$629,985

	Year to Date Ended
In Thousands of Dollars	September 29, 2012	October 1, 2011
	(Unaudited)
Cash flows from operating activities
Net income	$29,643	$31,779
Adjustments to reconcile net income to net cash flows:
Depreciation	15,038	13,258
Amortization of intangible assets	5,052	4,568
Amortization and write-offs of deferred financing costs	1,447	1,372
(Gain) Loss on foreign currency, net	44	(324)
Accretion of debt discount	2,585	1,887
Stock-based compensation	2,233	1,933
Changes in assets and liabilities:
Trade receivables	(2,134)	(17,671)
Inventories	3,106	(13,873)
Accounts payable and accrued liabilities	(557)	9,552
Other current assets and liabilities	984	880
Other operating assets and liabilities	(2,948)	(4,254)

Net cash provided by operating activities	54,493	29,107

Cash flows from investing activities
Purchase of property, plant and equipment	(25,162)	(13,840)
Proceeds from sale of Chattanooga Facility	—	1,484
Acquisition of Bauer, net of $41 cash received	—	(69,460)
Acquisition of Lamiflex, net of $68 cash received	(7,444)	—

Net cash used in investing activities	(32,606)	(81,816)

Cash flows from financing activities
Payment of issuance costs for Convertible Notes	—	(3,414)
Purchase of 8 1/8 Senior Secured Notes	(21,000)	(8,230)
Proceeds from issuance of Convertible Notes	—	85,000
Shares surrendered for tax withholdings	(905)	(914)
Redemption of variable rate demand revenuebonds related to the San Marcos facility	(3,000)	—
Redemption of variable rate demand revenuebonds related to the Chattanooga facility		(2,290)
Dividend Payment	(1,348)	—
Payment on mortgages	(736)	(516)
Net payments on capital leases	(303)	(627)

Net cash provided by (used in) financing activities	(27,292)	69,009

Effect of exchange rate changes on cash and cash equivalents	1,026	1,238

Net change in cash and cash equivalents	(4,379)	17,538
Cash and cash equivalents at beginning of year	92,515	72,723

Cash and cash equivalents at end of period	$88,136	$90,261

Reconciliation to free cash flow:
Net cash used in operating activities	54,493	29,107
Purchase of property, plant and equipment	(25,162)	(13,840)

Free cash flow	$29,331	$15,267

About Altra Holdings

Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork, Warner Linear, Bauer Gear Motor and PowerFlex.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company’s website, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted income from operations and non-GAAP adjusted net income are each calculated using either net income or income from operations that excludes acquisition related costs, discrete tax items, amortization of inventory fair value adjustment, premium paid on the redemption of debt and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP adjusted diluted earnings per share is calculated by dividing non-GAAP adjusted net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from new cash provided by operating activities.

Altra believes that the presentation of non-GAAP adjusted net income, non-GAAP adjusted income from operations, non-GAAP adjusted diluted earnings per share and non-GAAP free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, actions to improve profitability in Europe in the coming quarters, sales growth in North America, the company’s guidance for 2012, its optimism regarding further success in 2013, and its evaluation of the refinance of its 8 1/8 senior secured notes and the potential resulting interest expense reduction for 2013.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Senior Secured Notes and Convertible Notes, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer acquisition and integration, (25) risks associated with the Company’s planned investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:

Altra Holdings, Inc.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com